Exhibit 10.49
[EMPL_NAME]
AMAT ID Number: [EMPLID]
Grant Number: [GRANT_ID]
APPLIED MATERIALS, INC.
PERFORMANCE SHARES AGREEMENT FOR NONEMPLOYEE DIRECTORS
NOTICE OF GRANT
     Applied Materials, Inc. (the “Company”) hereby grants you, [EMPL_NAME] (the “Grantee”), an award of Performance Shares (also referred to as restricted stock units) under the Company’s Employee Stock Incentive Plan (the “Plan”). The date of this Performance Shares Agreement (the “Agreement”) is [GRANT_DATE] (the “Grant Date”). Subject to the provisions of the Terms and Conditions of Performance Shares Agreement (the “Terms and Conditions”), which constitute part of this Agreement, and of the Plan, the principal features of this award are as follows:

Number of Performance Shares:	[MAX_SHARES]
(also referred to as restricted stock units)

Vesting of Performance Shares:	[Twenty-five percent (25%) of the Performance Shares subject to the Award will vest on each of the first four (4) annual anniversaries of the Grant Date.]*
* Except as otherwise provided in the Terms and Conditions of this Agreement, Grantee will not vest in the Performance Shares unless he or she remains a Director of the Company through the applicable vesting date.
IMPORTANT:
     Your written signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in the Terms and Conditions to this Agreement and the Plan. For example, important additional information on vesting and forfeiture of the Performance Shares is contained in paragraphs 3, 4 and 6 of the Terms and Conditions. PLEASE BE SURE TO READ ALL OF THE TERMS AND CONDITIONS OF THIS GRANT AGREEMENT.
GRANTEE

[NAME]
Date:                                         , 200__

Please be sure to retain a copy of your signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from Stock Programs (see paragraph 11 below of the Terms and Conditions). You must accept this Agreement by signing a paper copy of the Agreement and delivering it to Stock Programs.

TERMS AND CONDITIONS OF PERFORMANCE SHARES AGREEMENT
FOR NONEMPLOYEE DIRECTORS
     1.     Grant. The Company hereby grants to the Grantee under the Company’s Employee Stock Incentive Plan (the “Plan”) the number of Performance Shares (also referred to as restricted stock units) set forth on the first page of the Notice of Grant of this Agreement, subject to all of the terms and conditions in this Agreement and the Plan. When Shares are paid to the Grantee in payment for the Performance Shares, par value will be deemed paid by the Grantee for each Performance Share by past services rendered by the Grantee, and will be subject to the appropriate tax withholdings. Unless otherwise defined herein, capitalized terms used herein will have the meanings ascribed to them in the Plan.
     2.     Company’s Obligation to Pay. Each Performance Share has a value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3 and 4, the Grantee will have no right to payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation. Payment of any vested Performance Shares will be made in whole Shares only.
     3.     Vesting Schedule/Period of Restriction. Except as provided in paragraph 4, and subject to paragraph 6, the Performance Shares awarded by this Agreement will vest in accordance with the vesting provisions set forth on the first page of the Notice of Grant of this Agreement. Performance Shares will not vest in accordance with any of the provisions of this Agreement unless the Grantee will have continuously served as a Director of the Company from the Grant Date until the date the Performance Shares are otherwise scheduled to vest occurs.
     4.     Death of Grantee. In the event that the Grantee dies while serving as a Director but prior to the vesting of his or her Performance Shares, one hundred percent (100%) of the Performance Shares subject to this Agreement will vest on the date of the Grantee’s death.
     5.     Payment after Vesting. Any Performance Shares that vest in accordance with paragraphs 3 and 4 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 7. For each Performance Share that vests, the Grantee will receive one Share.
     6.     Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3 and 4 at the time of the Grantee’s Termination of Service for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.
     7.     Withholding of Taxes. If any tax withholding is required, when Shares are issued as payment for vested Performance Shares or, in the discretion of the Company, such earlier time as the tax withholding obligations are due, the Company (or, if the Grantee has become an employee of an Affiliate, the employing Affiliate), will withhold a portion of the Shares that have an aggregate market value sufficient to pay federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Affiliate) with respect to the

Shares, unless the Company, in its sole discretion, requires the Grantee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund provided in the U.S. for any value of the Shares withheld in excess of the tax obligation as a result of such rounding. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Grantee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Affiliate) has the right to retain without notice from any fees, salary or other amounts payable to the Grantee, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares or that are due prior to the issuance of Shares under the Performance Share award. All income and other taxes related to the Performance Shares award and any Shares delivered in payment thereof are the sole responsibility of the Grantee.
     8.     Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). Notwithstanding any contrary provisions in this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Company) paid on Shares will affect neither unvested Performance Shares nor Performance Shares that are vested but unpaid, and no such dividends or other distributions will be paid on unvested Performance Shares or Performance Shares that are vested but unpaid. After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     9.     No Effect on Service. Subject to any subsequent employment or service contract that may be entered into with the Grantee or applicable laws, the terms of the Grantee’s service to the Company, whether as a Director or otherwise, will be determined from time to time by the Company, or the Affiliate employing the Grantee, as the case may be, and the Company, or the Affiliate employing the Grantee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the service as a Director or employment of the Grantee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of the Notice of Grant of this Agreement do not constitute an express or implied promise of continued service as a Director or employment for any period of time.
     10.     Changes in Performance Shares. In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, the Performance Shares will be increased, reduced or otherwise affected, and by virtue of any such event the Grantee will in his or her capacity as owner of unvested Performance Shares which have been awarded to him or her (the “Prior Performance Shares”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities or property will thereupon be considered to be unvested Performance Shares and will be subject to all of the conditions and restrictions that were applicable to the Prior Performance Shares pursuant to this Agreement and the Plan. If the Grantee receives rights or warrants with respect to any Prior Performance Shares, such rights or warrants may be held or exercised by the Grantee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Performance Shares and will be subject to all of the conditions and restrictions which were applicable to the Prior Performance Shares pursuant to the Plan and this Agreement.
     11.     Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Stock Programs, at Applied Materials, Inc., 2881 Scott Boulevard, M/S 2023, P.O. Box 58039, Santa Clara, CA 95050, U.S.A., or at such other address as the Company may hereafter designate in writing.
     12.     Grant is Not Transferable. Except to the limited extent provided in this Agreement, this grant of Performance Shares and the rights and privileges conferred hereby shall not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process, until the Grantee has been issued Shares in payment of the Performance Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     13.     Restrictions on Sale of Securities. The Shares issued as payment for vested Performance Shares under this Agreement will be registered under U. S. federal securities laws and will be freely tradable upon receipt. However, a Grantee’s sale of the Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
     14.     Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     15.     Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates (which may be in book entry form) for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee will, in its sole discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U. S. state or federal governmental agency, which the Committee will, in its sole discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Committee may establish from time to time for reasons of administrative convenience.

     16.     Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
     17.     Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     18.     Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Shares is accelerated in connection with Grantee’s termination as a Director (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (a) Grantee is a “specified employee” within the meaning of Section 409A at the time of such termination as a Director and (b) the payment of such accelerated Performance Shares will result in the imposition of additional tax under Section 409A if paid to Grantee on or within the six (6) month period following Grantee’s termination as a Director, then the payment of such accelerated Performance Shares will not be made until the date six (6) months and one (1) day following the date of Grantee’s termination as a Director, unless the Grantee dies following his or her termination as a Director, in which case, the Performance Shares will be paid in Shares to the Grantee’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Performance Shares provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
     19.     Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     20.     Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     21.     Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the parties agree to work in good faith to revise this Agreement as necessary or advisable to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of Performance Shares.
     22.     Amendment, Suspension or Termination of the Plan. By accepting this Performance Shares award, the Grantee expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
     23.     Labor Law. By accepting this Performance Shares award, the Grantee acknowledges that: (a) the grant of these Performance Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares; (b) all determinations with respect to any future grants, including, but not limited to, the times when the Performance Shares will be granted, the number of Performance Shares subject to each Performance Share award and the time or times when the Performance Shares will vest, will be at the sole discretion of the Company; (c) the Grantee’s participation in the Plan is voluntary; (d) the value of these Performance Shares is an extraordinary item of compensation which is outside the scope of any subsequent employment contract with the Grantee, if any; (e) these Performance Shares are not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of these Performance Shares will cease upon termination of service as a Director for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) these Performance Shares have been granted to the Grantee in the Grantee’s status as a Nonemployee Director of the Company; (i) any claims resulting from these Performance Shares will be enforceable, if at all, against the Company; and (j) there will be no additional obligations for any Affiliate employing the Grantee as a result of these Performance Shares.
     24.     Disclosure of Grantee Information. By accepting this Performance Shares award, the Grantee consents to the collection, use and transfer of personal data as described in this paragraph. The Grantee understands that the Company and its Affiliates hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Grantee further understands that the Company and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia. The Grantee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired from this award of Performance Shares of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on his or her behalf. The Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia. The Grantee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Human Resources department and/or the Stock Programs Administrator for the Company and/or its applicable Affiliates.
     25.     Notice of Governing Law. This award of Performance Shares will be governed by, and construed in accordance with, the laws of the State of California, in the U.S.A., without regard to principles of conflict of laws.
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